Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
06-10

Contacts:	James Haddox, CFO	Ken Dennard / ksdennard@drg-e.com
	Reba Reid	Lisa Elliott / lelliott@drg-e.com
	Quanta Services Inc.	DRG&E
	713-629-7600	713-529-6600

Quanta Services Commences Tender Offer for 4.0%
Convertible Subordinated Notes due 2007
     HOUSTON — May 16, 2006 — Quanta Services, Inc. (NYSE: PWR) announced today that it has commenced a cash tender offer for all of its outstanding 4.0% Convertible Subordinated Notes due 2007. The tender offer will expire at midnight, New York City Time on June 13, 2006, unless extended. The tender offer, which is described fully in an offer to purchase and the related letter of transmittal, is not subject to the receipt of any minimum amount of tenders.
     Quanta Services is purchasing the notes to reduce outstanding debt and reduce interest expense. The tender offer will be funded from the proceeds of the company’s recently completed offering of 3.75% Convertible Subordinated Notes due 2026 and existing cash on hand. Quanta Services is offering to purchase the notes at a price of $985 for each $1,000 of principal amount of notes tendered, plus accrued and unpaid interest up to, but not including, the date the notes are paid pursuant to the offer.
     Quanta Services has retained Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. to act as Dealer Managers in connection with the offer.
     HSBC Bank USA, National Association has been appointed to act as the depositary for the offer, and Georgeson Shareholder Communications Inc. has been appointed to serve as information agent. Questions and requests for assistance and copies of the offer to purchase and the related letter of transmittal may be directed to the information agent at (212) 440-9800, for banks and brokers, or (866) 316-3563 for others.

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     Neither the Quanta Services Board of Directors nor any other person makes any recommendation as to whether holders of notes should tender their notes, and no one has been authorized to make such a recommendation. Holders of notes must make their own decisions as to whether to tender their notes, and, if they decide to do so, the principal amount of notes to tender.
     This announcement is not an offer to buy or the solicitation of an offer to sell any notes. The tender offer for Quanta Services’ 4.0% Convertible Subordinated Notes due 2007 will be made solely by and subject to the terms and conditions set forth in a Schedule TO (including an offer to purchase, related letter of transmittal and other tender offer documents) that is being filed by Quanta Services today with the Securities and Exchange Commission. The Schedule TO will contain important information and should be read carefully before any decision is made with respect to the tender offer. The offer to purchase, letter of transmittal and other tender offer documents are being delivered to holders of the notes. Once the Schedule TO and other documents are filed with the SEC, they will be available free of charge on the SEC’s website at www.sec.gov, on Quanta Services’ website at www.quantaservices.com or by contacting the Quanta Services Corporate Secretary at (713) 629-7600.
     Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for electric power, gas, telecommunications and cable television industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.
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     This press release contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to strategies, expectations, intentions, plans, future events, performance, underlying assumptions, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties, including, among others, general economic conditions, the success of the tender offer for the 4.0% Convertible Subordinated Notes due 2007 and the amount of any such notes actually tendered for repurchase or actually repurchased by the company, the company’s reported results meeting the company’s guidance and the expectations of the market, and other risks, including risks related to Quanta’s operations and financial condition, detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2005, Quanta’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and any other reports of the company filed with the Securities and Exchange Commission. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s reports filed with the Securities and Exchange Commission.
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